                                                                 Exhibit (h)(18)


                          EXPENSE LIMITATION AGREEMENT

                                ING EQUITY TRUST

         THIS EXPENSE LIMITATION AGREEMENT, effective this 23rd day of September, 2002, by and between ING Investments, LLC (the "Investment Manager") and ING Equity Trust (the "Trust"), on behalf of each series of the Trust set forth on Schedule A (each a "Fund," and collectively, the "Funds"), as such schedule may be amended from time to time to add additional series.

         WHEREAS, the Trust is a Massachusetts business trust, and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management company of the series type; and each Fund is a series of the Trust; and

         WHEREAS, the Trust and the Investment Manager desire that the provisions of this Agreement do not adversely affect a Fund's status as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), do not interfere with a Fund's ability to compute its taxable income under Code Section 852, do not adversely affect the status of the distributions a Fund makes as deductible dividends under Code
Section 562, and do comply with the requirements of Revenue Procedure 99-40 (or any successor pronouncement of the Internal Revenue Service); and

         WHEREAS, the Trust and the Investment Manager have entered into Investment Management Agreements (each a "Management Agreement"), pursuant to which the Investment Manager provides investment management services to the Funds for compensation based on the value of the average daily net assets of the Funds; and

         WHEREAS, the Trust and the Investment Manager have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each Fund may normally be subject;

         NOW THEREFORE, the parties hereto agree as follows:

 1.      Expense Limitation.

         1.1. Applicable Expense Limit. Except as otherwise specified on Schedule A hereto, to the extent that the ordinary operating expenses incurred by a class of the Fund in any fiscal year, including but not limited to investment management fees payable to the Investment Manager, but excluding interest, taxes, brokerage commissions, other investment-related costs, extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of the Fund's business, and expenses of any counsel or other persons or services retained by the Trust's trustees who are not "interested persons," as that term is defined in the 1940 Act, of the Investment Manager ("Fund Operating Expenses"), exceed the Operating Expense Limit, as defined in
Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Investment Manager.

         1.2. Operating Expense Limit. The maximum Operating Expense Limit in any fiscal year with respect to each class of each Fund shall be the amount specified in Schedule A based on a percentage of the average daily net assets of such class of the Fund.

         1.3. Method of Computation. To determine the Investment Manager's obligation with respect to the Excess Amount, each day the Fund Operating Expenses for each class of a Fund shall be annualized. If the annualized Fund Operating Expenses for any day of a class of a Fund exceed the Operating Expense Limit for that class, the Investment Manager shall remit to the appropriate class of the Fund an amount that, together with the waived or reduced investment management fee, is sufficient to pay that day's Excess Amount. Any such amounts remitted to a Fund shall be allocated among the classes of the Fund in accordance with the terms of the Fund's Multiple Class Plan pursuant to Rule 18f-3 under the 1940 Act. The Trust may offset amounts owed to a Fund pursuant to this Agreement against the advisory fee payable to the Investment Manager.

         1.4. Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the investment management fees waived or reduced and other payments remitted by the Investment Manager to each class of a Fund with respect to the previous fiscal year shall equal the Excess Amount.

2. Recoupment of Fee Waivers and Expense Reimbursements.

         2.1. Recoupment. If on any day during which the Management Agreement with respect to a Fund is in effect, the estimated annualized Fund Operating Expenses of a class of such Fund for that day are less than the Operating Expense Limit, the Investment Manager shall be entitled to recoup from such class of the Fund the investment management fees waived or reduced and other payments remitted by the Investment Manager to such class of the Fund pursuant to Section 1 hereof (the "Recoupment Amount") during any of the previous thirty-six (36) months, to the extent that such class' annualized Operating Expenses plus the amount recouped equals, for such day, the Operating Expense Limit provided in Schedule A, provided that such amount paid to the Investment Manager will in no event exceed the total Recoupment Amount and will not include any amounts previously recouped. Any such amounts recouped from a class of a Fund shall be recouped in accordance with the principles of the Fund's Multiple Class Plan pursuant to Rule 18f-3 under the 1940 Act.

         2.2. Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses of each class of a Fund for the prior fiscal year (including any recoupment payments hereunder with respect to such fiscal year) do not exceed the Operating Expense Limit.

3. Term and Termination of Agreement.

         This Agreement shall have an initial term with respect to each Fund ending on the date indicated on Schedule A hereto, as such schedule may be amended from time to time. Thereafter, this Agreement shall automatically renew for one-year terms with respect to a Fund unless the Investment Manager provides written notice of the termination of this Agreement termination of this Agreement to a lead Independent Trustee within ninety (90) days of the end of the then-current term for that Fund. In addition, this Agreement shall terminate with respect to a Fund upon termination of the Management Agreement with respect to such Fund, or it may be terminated by the Trust, without payment of any penalty, upon written notice to the Investment Manager at its principal place of business within ninety (90) days of the end of the then-current term for a Fund.

4. Miscellaneous

         4.1. Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         4.2. Interpretation. Nothing herein contained shall be deemed to require a Fund or the Trust to take any action contrary to the Trust's Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Funds.

         4.3. Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement with respect to a Fund or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement or the 1940 Act.

         4.4. Amendments. This Agreement may be amended only by a written agreement signed by each of the parties hereto.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                           ING EQUITY TRUST


                                           By:    /s/ Robert S. Naka
                                                  ------------------------------
                                           Name:  Robert S. Naka
                                           Title: Senior Vice President

                                           ING INVESTMENTS, LLC


                                           By:    /s/ Michael J. Roland
                                                  ------------------------------

                                           Name:  Michael J. Roland
                                           Title: Executive Vice President

                                   SCHEDULE A

                                     TO THE

                          EXPENSE LIMITATION AGREEMENT

                                 BY AND BETWEEN

                              ING INVESTMENTS, LLC
                                       AND

                                ING EQUITY TRUST

                          EFFECTIVE: SEPTEMBER 23, 2002
                     EXPIRATION OF INITIAL TERM: MAY 31, 2003

                            OPERATING EXPENSE LIMITS

         This Agreement relates to the following Funds:

                                                MAXIMUM OPERATING EXPENSE LIMIT
                                            (AS A PERCENTAGE OF AVERAGE NET ASSETS)
NAME OF FUND                      CLASS A  CLASS B   CLASS C    CLASS I   CLASS Q   CLASS T
------------                     -------  -------   -------    -------   -------   -------
ING Convertible Fund               1.60      2.25      2.25       N/A      1.50       N/A
ING Equity and Bond Fund           1.60      2.25      2.25       N/A      1.50      2.00
ING Large Company Value Fund       2.75      3.50      3.50       N/A      2.75       N/A
ING LargeCap Growth Fund           1.60      2.25      2.25       N/A      1.50       N/A
ING MidCap Opportunities Fund      1.50      2.20      2.20      1.20      1.35       N/A
ING MidCap Value Fund              1.75      2.50      2.50      1.50      1.75       N/A
ING SmallCap Value Fund            1.75      2.50      2.50      1.50      1.75       N/A
ING Tax Efficient Equity Fund      1.45      2.20      2.20       N/A       N/A       N/A

                                                                         /s/HE
                                                                         -----
                                                                          HE

--------
1 Maximum Operating Expense Limits shown for the Fund exclude investment management fees payable to the Investment Manager.

                         AMENDED AND RESTATED SCHEDULE A
                                     TO THE

                          EXPENSE LIMITATION AGREEMENT

                                 BY AND BETWEEN
                              ING INVESTMENTS, LLC

                                       AND

                                ING EQUITY TRUST
                           EFFECTIVE: FEBRUARY 25, 2003
                    EXPIRATION OF INITIAL TERM: MAY 31, 2003*

                            OPERATING EXPENSE LIMITS


         This Agreement relates to the following Funds:


                                               MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                                (AS A PERCENTAGE OF AVERAGE NET ASSETS)
                                  CLASS A  CLASS B   CLASS C    CLASS I   CLASS Q   CLASS T
                                  -------  -------   -------    -------   -------   -------
ING Convertible Fund               1.60      2.25      2.25       N/A      1.50       N/A
ING Equity and Bond Fund           1.60      2.25      2.25       N/A      1.50      2.00
ING Large Company Value Fund       2.75      3.50      3.50       N/A      2.75       N/A
ING LargeCap Growth Fund           1.45      2.10      2.10      1.10      1.35       N/A
ING MidCap Opportunities Fund      1.50      2.20      2.20      1.20      1.35       N/A
ING MidCap Value Fund              1.75      2.50      2.50      1.50      1.75       N/A
ING SmallCap Value Fund            1.75      2.50      2.50      1.50      1.75       N/A
ING Tax Efficient Equity Fund      1.45      2.20      2.20       N/A       N/A       N/A

                                                                         /s/HE
                                                                         -----
                                                                          HE

--------
*    The initial term for ING MidCap Opportunities Fund expires January 1,2004.

                      RESTATED EXPENSE LIMITATION AGREEMENT

                                ING EQUITY TRUST

         This RESTATED EXPENSE LIMITATION AGREEMENT (this "Agreement"), effective this 1st day of August 2003, restates the Expense Limitation Agreement dated September 23,2002 by and between ING Investments, LLC (the "Investment Manager") and ING Equity Trust (the "Registrant"). If the Registrant is a series fund investment company, then the Registrant is entering into this Agreement on behalf of, and this Agreement shall apply to, each series of the Registrant set forth on Schedule A hereto (each a "Fund," collectively the "Funds"), as such schedule may be amended from time to time to add or delete series. If the Registrant is not a series fund investment company, then this Agreement shall apply to the Registrant, and the use of the terms "Fund" or "Funds" herein shall refer to the Registrant.

         WHEREAS, the Registrant is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management company; and

         WHEREAS, the Registrant and the Investment Manager desire that the provisions of this Agreement do not adversely affect a Fund's status as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), do not interfere with a Fund's ability to compute its taxable income under Code Section 852, do not adversely affect the status of the distributions a Fund makes as deductible dividends under Code
Section 562, and do comply with the requirements of Revenue Procedure 99-40 (or any successor pronouncement of the Internal Revenue Service); and

         WHEREAS, the Registrant and the Investment Manager have entered into an investment management agreement (the "Management Agreement"), pursuant to which the Investment Manager provides investment advisory services to each Fund; and

         WHEREAS, the Registrant and the Investment Manager have determined that it is appropriate and in the best interests of the Funds and their shareholders to maintain the expenses of each Fund at a level below the level to which each such Fund might otherwise be subject.

         NOW,THEREFORE, the parties hereto agree as follows:

1. Expense Limitation.

         1.1 Applicable Expense Limit. To the extent that the ordinary operating expenses, including but not limited to investment advisory fees payable to the Investment Manager, but excluding interest, taxes, other investment-related costs, leverage expenses (as defined below), extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of such Fund's business, and expenses of any counsel or other persons or services retained by such Fund's Trustees who are not "interested persons," as that term is defined in the 1940 Act, of the Investment Manager (the "Fund Operating Expenses"), incurred by a class of a Fund listed on Schedule A in any fiscal year exceed the Operating Expense Limit, as defined in Section 1.2 below, for such class for such fiscal year, such excess amount (the "Excess Amount") shall be the liability of the Investment Manager. For the purposes of this Agreement, leverage expenses shall mean fees, costs and expenses incurred by a

Fund's use of leverage (including, without limitation, expenses incurred by a Fund in creating, establishing and maintaining leverage through borrowings or the issuance of preferred shares).

         1.2 Operating Expense Limit. The Operating Expense Limit in any fiscal year with respect to each class of a Fund shall be the amount specified in Schedule A.

         1.3 Daily Computation. The Investment Manager shall determine on each business day whether the aggregate fiscal year to date Fund Operating Expenses for any class of a Fund exceed the Operating Expense Limit, as such Operating Expense Limit has been pro-rated to the date of such determination (the "Pro-Rated Expense Cap"). If, on any business day, the aggregate fiscal year to date Fund Operating Expenses for any class of a Fund do not equal the Pro-Rated Expense Cap for that class, the amount of such difference shall be netted against the previous day's accrued amount for Excess Amounts or Recoupment Amounts (as defined below), and the difference shall be accrued for that day as an Excess Amount or Recoupment Amount as applicable.

         1.4    Payment. At the end of each month, the accruals made pursuant to
Section 1.3 above shall be netted, and the result shall be remitted by the Investment Manager to the Fund if such netting results in an Excess Amount, and it shall be remitted to the Investment Manager if such netting results in a Recoupment Amount and the Investment Manager is entitled to a Recoupment Amount pursuant to Section 2.1 below. Any such amounts remitted to a Fund, or repaid by a Fund, shall be allocated among the classes of the Fund in accordance with the terms of the Fund's Multiple Class Plan Pursuant to Rule 18f-3 under the 1940 Act. The Registrant may offset amounts owed to a Fund pursuant to this Agreement against the Fund's advisory fee payable to the Investment Manager.

2. Right to Recoupment. If the Investment Manager has waived or reduced any investment advisory fees, or made any payments pursuant to Section 1.4 above, relating to any of the 36 months immediately preceding any month end calculation pursuant to Section 1.4 above, the Investment Manager shall be entitled to recoup from a Fund any such investment advisory fees waived or reduced and any such payments made (collectively, a "Recoupment Amount"), if (i) on the date of any calculation under Section 1.3, the aggregate fiscal year to date Fund Operating Expenses for any class of a Fund are less than that day's Pro-Rated Expense Cap for that class, and (ii) such Recoupment Amounts have not already been recouped. Any amounts recouped from a class of a Fund shall be recouped in accordance with the principles of the Fund's Multiple Class Plan Pursuant to Rule 18f-3 under the 1940 Act. Amounts recouped shall be allocated to the oldest Recoupment Amounts during such 36-month period until fully recouped, and thereafter to the next oldest Recoupment Amounts, and so forth.

3. Term and Termination. This Agreement shall have an initial term with respect to each Fund ending on the date indicated on Schedule A, as such schedule may be amended from time to time. Thereafter, this Agreement shall automatically renew for one-year terms with respect to a Fund unless the Investment Manager provides written notice of the termination of this Agreement to a lead Independent Trustee of the Registrant within 90 days of the end of the then current term for that Fund. In addition, this Agreement shall terminate with respect to a Fund upon termination of the Management Agreement with respect to such Fund, or it may be terminated by the Registrant, without payment of any penalty, upon written notice to the Investment Manager at its principal place of business within 90 days of the end of the then current term for a Fund.

4.   Miscellaneous.

         4.1 Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         4.2 Interpretation. Nothing herein shall be deemed to require the Registrant or a Fund to take any action contrary to the Registrant's articles of incorporation, declaration of trust, or similar governing document, an applicable prospectus or statement of additional information, or any applicable statutory or regulatory requirement, or to relieve or deprive the Registrant's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Registrant or the Funds.

         4.3 Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement or the 1940 Act.

         4.4 Amendments. This Agreement may be amended only by a written agreement signed by each of the parties hereto.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

ING EQUITY TRUST                               ING INVESTMENTS, LLC



By:    /s/ Robert S. Naka                       By:    /s/ Michael J. Roland
   --------------------------                      ------------------------
Name:  Robert S. Naka                           Name:  Michael J. Roland
Title: Senior Vice President                    Title: Executive Vice President

                                   SCHEDULE A

                                     TO THE

                      RESTATED EXPENSE LIMITATION AGREEMENT
                                ING EQUITY TRUST

                            OPERATING EXPENSE LIMITS

                                                      MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                                       (AS A PERCENTAGE OF AVERAGE NET ASSETS)
                                       CLASS A   CLASS B   CLASS C     CLASS I    CLASS Q   CLASS T
                                       -------   -------   -------     -------    -------   -------

ING Convertible Fund                   1.60%      2.25%      2.25%       N/A       1.50%       N/A
Initial Term Expires May 31, 2004

ING Equity and Bond Fund               1.60%      2.25%      2.25%       N/A       1.50%      2.00%
Initial Term Expires May 31, 2004

ING LargeCap Growth Fund               1.45%      2.10%      2.10%      1.10%      1.35%       N/A
Initial Term Expires May 31, 2004

ING MidCap Opportunities Fund          1.50%      2.20%      2.20%      1.20%      1.35%       N/A
Initial Term Expires May 31, 2004

ING MidCap Value Fund                  1.75%      2.50%      2.50%      1.50%      1.75%       N/A
Initial Term Expires May 31, 2004

ING SmallCap Value Fund                1.75%      2.50%      2.50%      1.50%      1.75%       N/A
Initial Term Expires May 31, 2004

ING Tax  Efficient Equity Fund         1.45%      2.20%      2.20%       N/A        N/A        N/A
Initial Term Expires May 31, 2004

                                                                         /s/HE
                                                                         -----
                                                                          HE

                               AMENDED SCHEDULE A

                                     TO THE

                      RESTATED EXPENSE LIMITATION AGREEMENT

                                ING EQUITY TRUST

                            OPERATING EXPENSE LIMITS

                                                      MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                                     (AS A PERCENTAGE OF AVERAGE NET ASSETS)
                                           CLASS A   CLASS B    CLASS C    CLASS I     CLASS Q
                                           -------   -------    -------    -------     -------

ING Convertible Fund                       1.60%      2.25%      2.25%       N/A        1.50%
Initial Term Expires May 31, 2004

ING Equity and Bond Fund                   1.60%      2.25%      2.25%       N/A        1.50%
Initial Term Expires May 31, 2004

ING LargeCap Growth Fund                   1.45%      2.10%      2.10%      1.10%       1.35%
Initial Term Expires May 31, 2004

ING MidCap Opportunities Fund*             1.50%      2.20%      2.20%      1.20%       1.35%
Initial Term Expires January 1, 2004

ING MidCap Value Fund                      1.75%      2.50%      2.50%      1.50%       1.75%
Initial Term Expires May 31, 2004

ING SmallCap Value Fund                    1.75%      2.50%      2.50%      1.50%       1.75%
Initial Term Expires May 31, 2004

ING Tax Efficient Equity Fund              1.45%      2.20%      2.20%       N/A         N/A
Initial Term Expires May 31, 2004

                                                                         -----
                                                                          HE

* Beginning January 1, 2004, the Expense Limits for ING MidCap Opportunities Fund will be as follows:

                                                 CLASS A     CLASS B       CLASS C        CLASS I      CLASS Q
                                                 -------     -------       -------        -------      -------
ING MidCap Opportunities Fund*                    1.75%       2.45%         2.45%          1.45%        1.60%
Initial Term Expires May 31, 2004